Exhibit 10.6
AMENDMENT NO. 1 to
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
for
DISCOVERY PRODUCER SERVICES LLC
     This Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Discovery Producer Services LLC (the “Agreement”), is adopted, executed and agreed to by and among Duke Energy Field Services, LLC (“DEFS Member”), a Delaware Limited Partnership, Williams Energy, L.L.C. (“Williams Member”), a Delaware Limited Liability Company, and Williams Partners Operating LLC (“Williams MLP Member”), a Delaware limited liability company, as all of the Members of the Company, pursuant to the authority granted in Section 11.2 of the Agreement. Capitalized terms used but not defined in this Amendment shall have the definitions assigned to such terms in the Agreement.
     WHEREAS, the Members entered into the Agreement on June 13, 2005, but effective as of the Effective Date;
     WHEREAS, Section 11.2 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by all of the Members;
     WHEREAS, the Members deem it to be in the best interest of the Company to amend Sections 5.10 and 8.2(b) of the Agreement as provided in this Amendment.
     NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Section 5.10 is hereby amended and restated to read in its entirety as follows:
“Section 5.10 Appointment of DGT Management Committee.
     Under the Transmission LLC Agreement, the Company has the power to appoint the Management Committee of Transmission (the “DGT Management Committee”). The Company shall exercise this power so that the DGT Management Committee shall be comprised of one representative designated by each Member. Each Member shall designate, by written notice to the other Members, one representative to serve on the DGT Management Committee and one alternate to serve in either such representative’s absence. Each representative and alternate shall be employees of the appointing Member or one of its Affiliates, shall serve at the pleasure of such Member and shall represent and bind such Member with respect to any matter. Alternates may attend all DOT Management Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. Upon the death, resignation or removal for any reason of any representative or alternate of a Member, the appointing Member shall promptly appoint a successor. The DGT Management Committee representative of each Member shall have one vote equal to the Percentage Interest of the Member appointing such representative and shall exercise such vote on behalf of such appointing Member in connection with all matters under the Transmission LLC Agreement.”
     2. Section 10.2(b) is hereby amended and restated to read in its entirety as follows:
          “(b) Upon request of a Member, the Company will prepare and deliver to any such Member or its Parent that is a publicly traded partnership all of such additional financial statements, notes thereto and additional financial information not prepared pursuant to Section 10.2(a) above as may be required in order for such Member or Parent to comply with its reporting requirements under (i) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (iii) any national securities exchange or automated quotation system, in each case, on a timely basis. All of such financial statements must be prepared in accordance with GAAP. The cost to the Company of preparing of any financial statements on behalf of any Member or Parent that is a publicly traded partnership pursuant to this Section 10.2(b) shall be reimbursed to the Company by the Member requesting such financial statements, except that, in the case of two or more Members requesting such financial statements, the cost

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shall be borne by the Company and shall not be reimbursed by any Member.”
     3. Except as hereby amended, the Agreement shall remain in full force and effect.
     4. This Amendment shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware as applied to contracts made and performed within the State of Delaware, without regard to principles of conflict of Laws.
     5. If any of the provisions of this Amendment is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Amendment. In the event any provision is held invalid or unenforceable, the Members shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Amendment and, on so agreeing, shall incorporate such substitute provision in this Amendment.
     6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
* * * * *
     IN WITNESS WHEREOF, the Members hereto have executed this Agreement as of December 21, 2005.

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DUKE ENERGY FIELD SERVICES, LLC

By:	/s/ W. H. Easter, III
Name:	W. H. Easter, III
Title:	CEO & President

WILLIAMS ENERGY, L.L.C.

By:	/s/ R. T. Cronk
Name:	R. T. Cronk
Title:	Vice President

WILLIAMS PARTNERS OPERATING LLC

By:	/s/ Donald R. Chappel
Name:	Donald R. Chappel
Title:	Chief Financial Officer

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